LEASE

THIS LEASE dated February 29, 2008 is between:

Orca Timber Products Ltd, a Company duly incorporated under the laws of the Province of British Columbia under certificate number BC0611731, having a registered and records office at

 ("Landlord")

AND

ecoPHASER Energy Corp., a Company duly incorporated under the laws of Canada under certificate number 688135-1, having a registered and records office at 2348 – 666 Burrard Street, Vancouver, BC

 ("Tenant")
AND:

EcoTech Waste Management Systems (1991) Inc. a Company duly incorporated under the laws of the Province of British Columbia having a registered and records office at 2197 Champlain Drive, Abbotsford, BC

(“Indemnifier”)
BACKGROUND

A.           The Landlord is the registered owner of a strata unit having the civic address of #101 - 26633 Gloucester Way, Langley, British Columbia.

B.           The strata unit is comprised of a building together with an interest in limited common property and the common property in proportion to the unit entitlement of the strata lot (the “Premises”);

C.           The Landlord has agreed to lease to the Tenant the Premises on the terms and conditions set out below.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties covenant and agree as follows:

PART 1.
DEFINITIONS/SCHEDULES

1.1	Defined Terms. In this Lease:

(a)	"Additional Rent" means all sums of money to be paid by the Tenant, whether to the Landlord or otherwise, under this Lease except Basic Rent;

(b)
"Affiliate" of any of the parties to this Lease means any corporation which is Controlled by or which Controls that party or any other corporation Controlled by, or which Controls, that corporation, whether the Control be direct or indirect;

(c)	"Architect" means the architect from time to time named by the Landlord;

(d)	"Basic Rent" means the basic rent set out in paragraph 4.2(a);

(e)	"Control" "Controls" and "Controlled" includes, without limitation:

(i)	the right to exercise a majority of the votes which may be cast at a general meeting of a corporation,

(ii)
the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or other persons who have the right to manage or supervise the management of the affairs and business of the corporation, and

(iii)	any change in the general partners of a partnership, including the resignation of a partner;

(f)
"Goods and Service Tax" or "G.S.T." means the tax presently levied under Part IX of the Excise Tax Act of Canada or as may be amended or substituted from time to time and includes any sales tax, multi-stage sales tax, value added tax, consumption tax or any other tax, levy, duty or assessment levied in lieu thereof or in addition thereto from time to time;

(g)
"Hazardous Substance" means any substance which, when released into the Premises any part of them, or into the natural environment, is likely to cause, at any time, material harm or degradation to the Premises or any part of them, or to the natural environment or material risk to human health, and includes, without limitation, any flammables, explosives, radioactive materials, asbestos, polycholorinatedbiphenyls, chlorofluorocarbons, hydrochlorofluorocarbons, urea formaldehyde foam insulation, radon gas, chemicals known to cause cancer or other toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, or any substance declared to be hazardous or toxic or a pollutant, dangerous good, deleterious substance, effluent, hazardous waste or special waste, or words of similar meaning under any laws now or enacted in the future, which affect or apply to the Premises, the Landlord, the Tenant, or any of them;

(h)
"HVAC Costs" means all costs of heating, ventilating, air conditioning and humidity control of the Premises and includes, but is not limited to, cost of fuel, water, electricity, operation of air distribution and cooling equipment, cost of maintenance of facilities and systems related to heating, ventilating, air conditioning, humidity control of the Premises, labour, materials, non-capital repairs, maintenance, service and other such costs, and depreciation (computed in accordance with generally accepted accounting principles in the Province of British Columbia) of the capital cost of fixtures and equipment used therefor which by their nature require periodic replacement or substantial repair or replacement, reasonably attributable to the heating, ventilating or air conditioning or humidity control of the Premises;

(i)	"Landlord" means the party described as such above and its successors and assigns;

(j)	"Lease" means this Lease and all its Schedules, as amended from time to time;

(k)
"Leasehold Improvements" means all fixtures, trade fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by, or on behalf of, the Tenant in or upon the Premises, including the Tenant's Work, with the exception of furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including floor to ceiling moveable partitions) and includes all wall-to-wall carpeting with the exception of carpeting laid over vinyl tile or other finished floor and affixed so as to be readily removable without damage;

(l)
"Mortgage" means a mortgage or charge (including a deed of trust and mortgage securing bonds and all other indentures supplemental to it) on or in respect of the Premises or any part of them, and includes all renewals, modifications, consolidations, replacements and extensions;

(m)	"Mortgagee" means the mortgagee or trustee for bondholders, as the case may be, named in a Mortgage;

(n)
"Operating Costs" means the aggregate (without duplication) of all costs and expenses incurred by the Landlord or on behalf of the Landlord for the ownership, operation, maintenance, repair, replacement and management of the Premises, whether contemplated at the time of execution of this Lease or otherwise including, without limitation, all costs and expenses of:

(i)
all insurance which the Landlord is obligated to obtain, and any other insurance the Landlord or its Mortgagee elects to obtain, in respect of any risk or casualty, including public liability, property damage and loss of rental income insurance,

(ii)	cleaning, painting, janitorial services, including snow and ice removal, garbage and waste collection and disposal,

(iii)	supervision and security systems,

(iv)
fees and other remuneration payable for operating, maintenance, engineering, legal and accounting services, and other consulting and professional services, and if those services are performed by individuals employed by the Landlord, they will include remuneration of those individuals including fringe benefits, unemployment insurance and pension plans,

(v)	supplies and the rental equipment used by the Landlord in maintenance and operating services,

(vi)
depreciation or amortization (computed by the Landlord in accordance with accounting principles generally accepted in British Columbia) of furnishings, fixtures, equipment, machinery, facilities, systems and property which by their nature require periodic or substantial repair or replacement, but excluding structural repair or replacement,

(vii)
repairs and replacements to, and maintenance of, the Premises including, but not limited to, the cost of gardening, landscaping and outdoor area maintenance and equipment, maintenance and repair of the roof of the Premises and the surface of the exterior walls of the Premises; but excluding structural repairs,

(viii)	GST on goods and services provided by or on behalf of the Landlord,

(ix)	costs otherwise attributable to capital account for improvements, machinery or equipment which are intended to reduce Operating Costs,

(x)
all costs incurred in acquiring, installing, operating, maintaining, revising repairing, restoring, renewing and replacing any energy conservation, fire safety, sprinkler and life safety systems and equipment for the Premises, and for effecting any improvements to the Premises made to comply with any changes in insurance or legal requirements, including any applicable laws or regulations governing, among other things, air pollution, air quality and environmental control standards, and for investigating, testing, monitoring, controlling, removing, disposing, enclosing, encapsulating or abating any Hazardous Substance in, on, under or above the Premises or any part thereof which, in the Landlord's opinion, or in the opinion of any regulating authority having jurisdiction, is or may be harmful to or hazardous to any person or to the Premises or any part thereof, and

(xi)	license, permit and inspection fees, but does not include debt service incurred by the Landlord;

(o)	"Permitted Business" means the permitted business described in paragraph 5.1;

(p)
"Prime Rate" means the highest annual rate of interest announced at the relevant time by the Toronto-Dominion Bank as a reference rate in effect for determining interest rates on Canadian dollar commercial loans made by it in Canada;

(q)	"Rent" means Basic Rent and Additional Rent;

(r)	"Security Deposit" means the deposit as defined in paragraph 4.6;

(s)
"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Premises or any part of either of them or upon the Landlord in respect of them or in respect of the use and occupation of them by any competent authority, including, without limitation:

(i)	those levied, imposed or assessed for education, schools and local improvements,

(ii)
all costs and expenses (including legal and other professional fees) reasonably incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, and

(iii)	any and all taxes which may in future be levied in lieu of taxes as set out above provided such taxes relate to the value of the Premises or any part of either of them,

but excluding income or profit taxes on the income of the Landlord to the extent those taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Premises or any part of either of them or upon the Landlord in respect of them;

(t)	"Tenant's Work" means the work to be performed by the Tenant in or upon the Premises in accordance with the provisions of Schedule 2;

(u)	"Term" means the period of time set out in paragraph 3.2;

(v)
"Unavoidable Delay" means a delay in performance of an act or compliance with a covenant caused by any event beyond the reasonable control of the party obligated to perform or comply, except a delay caused by lack of funds or other financial reason.

1.2	Schedules. The following Schedules form part of this Lease:

SCHEDULE 1 - Legal Description of the Property
SCHEDULE 2 - Tenant's and Landlord’s Work

PART 2.
INTENT

2.1         Net Lease.  The Tenant will pay to the Landlord duly and punctually all Rent without any deduction, abatement or set-off whatsoever, it being the intention of the Landlord and the Tenant that this Lease is to be a completely carefree net lease to the Landlord.  All expenses, costs, payments and outgoings incurred in respect of, or relating to, the Premises whether or not referred to in this Lease, and whether or not within the present contemplation of the Landlord or the Tenant, will be borne by the Tenant so that Rent will be absolutely net to the Landlord except as otherwise specifically provided in this Lease.

PART 3.
PREMISES, TERM

3.1         Demise.  The Landlord leases the Premises to the Tenant for the Term, and the Tenant leases the Premises from the Landlord, on and subject to the covenants and agreements contained in this Lease.

3.2         Commencement of Term.  The Term of this Lease is for five years and will commence on April 1, 2008.

3.3         Extension of Term.  If the Term commences on a day other than the first day of a month, the Term will be extended by the period from the commencement date of this Lease to and including the last day of the month in which the commencement date occurs.

3.4         Early Possession.  The Tenant shall have possession of the Premises for the purpose of completing the Tenant’s Work commencing March 1, 2008, however, the Tenant acknowledges that the Landlord will retain possession of the offices in the upstairs area until April 1, 2008.

PART 4.
BASIC RENT AND ADDITIONAL RENT

4.1         Covenant to Pay Rent.  The Tenant covenants to pay when due Rent and all other costs and charges payable by it under this Lease.

4.2         Rent, including Basic Rent.

(a)
During the Term, the Tenant will pay to the Landlord, at the office of the Landlord or at such other place in Canada as the Landlord designates from time to time in writing, in lawful money of Canada and without deduction, set-off or abatement, the aggregate of:

(i)
Basic Rent for the first three years of the Term of $7.50 per square foot per year plus G.S.T. payable in equal consecutive monthly instalments of $5,028.75 each plus G.S.T. in advance on the first day of each calendar month;

(ii)
Basic Rent for the last two years of the Term of $8.00 per square foot per year plus G.S.T. payable in equal consecutive monthly instalments of $5,364.00 each plus G.S.T. in advance on the first day of each calendar month;

(iii)	Additional Rent as specified in paragraph 4.3;

(iv)
all G.S.T. assessed upon or as a direct result of the payment of Rent under this Lease and such G.S.T. will not be considered to be Rent, but the Landlord will have the same rights and remedies for non-payment of G.S.T. as it has for non-payment of Rent.

(b)
All Rent will accrue from day to day, and if for any reason it is necessary to calculate Rent for less than one year or one month, an appropriate adjustment will be made pro rata on a daily basis to compute the Rent for that irregular period.

4.3         Additional Rent

(a)	In each year the Tenant will pay, when due, to the Landlord (or to others, as required), as Additional Rent:

(i)	all Operating Costs as set out in paragraph 4.3(b)B;

(ii)	the Taxes as set out in paragraph 4.3(b)A;

(iii)	the cost of all utilities, including without limitation, electricity, gas, other fuel, water and telephone, as set out in paragraph 8.1,

(iv)	all HVAC Costs as set out in paragraph 4.3(b)C;

(v)	the costs of all utilities as provided in paragraph 4.3(b)D;

(vi)	all taxes and assessments against Leasehold Improvements, as set out in paragraph 4.3(b)A; and

(vii)	all other sums of money required under this Lease to be paid to the Landlord by the Tenant whether or not designated as Additional Rent other than Basic Rent.

(b)	In each year the Tenant will pay as Additional Rent, and discharge when they become payable as set out in any invoice therefor whether delivered by the Landlord or any other authority or supplier:

A.
all taxes, rates, duties and assessments and other charges that may be levied, rated, charged or assessed against the Leasehold Improvements (including, without limitation, trade fixtures) and furniture, equipment or facilities of the Tenant on or comprising part of the Premises, and every tax and licence fee in respect of every business or activity conducted on or from the Premises, or in respect of their use or occupancy by the Tenant and every assignee, subtenant, licensee or other person conducting business on or from the Premises, whether they are charged by a municipal, provincial, federal, school or other body;

B.
all Operating Costs, whether invoiced by the Landlord to the Tenant or by any person who, in accordance with the provisions of this Lease, supplies services or goods relating to Operating Costs at the request or for the benefit of the Tenant;

C.
all HVAC Costs, whether invoiced by the Landlord to the Tenant or by any person who, in accordance with the provisions of this Lease, supplies services or goods relating to the HVAC Costs, at the request or for the benefit of the Tenant; and

D.	all utilities and service charges related to the Premises, whether invoiced by the Landlord to the Tenant or directly by any supplier, at the request or for the benefit of the Tenant;

(c)
The Tenant will indemnify and save harmless the Landlord against payment for all losses, costs, charges, expenses and other liabilities arising from all the taxes, rates, duties, assessments, licence fees, Operating Costs, HVAC Costs and utilities referred to in this paragraph 4.3(b) and all amounts which may in the future be levied in lieu of them, and any losses, costs, charges and expenses suffered by the Landlord may be recovered by the Landlord in the same manner as Rent in arrears;

(d)
On request of the Landlord the Tenant will deliver promptly to the Landlord receipts for payment of all amounts set out in paragraph 4.3(a) (unless invoiced by and paid directly to the Landlord), which were payable up to 1 year prior to the request, and will also deliver before the 21st day of January in each year to the Landlord if requested, evidence satisfactory to the Landlord of payment of all of them for the last preceding calendar year.

(e)
If the Landlord is not provided by the taxing authorities with a separate allocation of the Taxes relating to the Premises, the Landlord will make the allocation acting reasonably.  If there is a dispute as to the method or amount of the allocation, the opinion of an independent professional real property tax consultant appointed by the Landlord (whose fees will be borne equally by the Landlord and the Tenant) verifying the Taxes for the period covered by the certificate will be conclusive.  The Landlord will invoice the Tenant for the Taxes payable by the Tenant in equal monthly instalments, in advance, based upon an estimate of the Taxes for the next succeeding year.  Within 90 days after the end of each year, the Landlord will make a final determination of the Taxes attributable to the Premises for the relevant calendar year.  If the amount determined exceeds the sum of the instalments paid by the Tenant for the year in question, the Tenant will pay to the Landlord, as Additional Rent within 30 days after the date of delivery of the statement by the Landlord the excess without interest or, if the sum of the instalments paid by the Tenant during the preceding year exceed the amounts calculated by the Landlord as due for that year, the Landlord will credit the Tenant, without interest, with the amount against the next ensuing payments of Taxes due by the Tenant and, if there are no ensuing payments, the amount will be paid to the Tenant forthwith, without interest.

(f)
If any of the amounts referred to in paragraphs 4.3(a), 4.3(b) or 4.3(c) is not paid at the time required under this Lease, it will be collectible as Additional Rent with the next instalment of Rent falling due, but nothing in this Lease suspends or delays the payment of any amount of money when it becomes payable, or limits any other remedy of the Landlord.

(g)	The Tenant will pay to the Landlord G.S.T. as required under this Lease, and if there is no specific provision relating to a payment of G.S.T., the following applies:

(i)
G.S.T. will be paid either at the same time and in the same manner as monthly payments of Rent are payable, or at the time the taxing authority in respect of G.S.T. requires them to be paid by the Landlord or the Tenant, whichever is earlier;

(ii)
if a specific assessment of G.S.T. is unknown for whatever reason or the Landlord has not estimated a monthly payment of G.S.T., under paragraph 4.3(g)(iii) and any amount of G.S.T. is not paid in accordance with this Lease, then the Tenant will pay the amount of G.S.T. to the Landlord within 5 business days of receipt of notice from the Landlord specifying the amount of the G.S.T;

(iii)
the Landlord will, acting reasonably, estimate the amount of G.S.T. to be paid in advance with monthly payments of Rent for the period to which the estimate applies; and any necessary adjustment after the period in question will be made in the same manner as Taxes.  All G.S.T. will be calculated and paid without regard to any input tax credits, set-offs, exceptions, exemptions or deductions to which the Landlord is or may be entitled.  All payments of G.S.T. will be collectible as Additional Rent and the Landlord will have the same rights and remedies for nonpayment of G.S.T. as it has for nonpayment of Rent.

(h)	The Landlord estimates that Additional Rent for the first year shall be the amount of $3.35 per square foot.

4.4         Pre-authorized Payment Plan.  The Tenant, at the request of the Landlord, will authorize the financial institution at which the Tenant maintains an account to pay the Landlord and debit the account of the Tenant amounts equal to the monthly payments for Basic Rent and Additional Rent, as estimated by the Landlord, such payments to be made on the dates that they accrue due under this Lease.  The Tenant will instruct the financial institution to transfer these payments to the account designated by the Landlord from time to time and the Tenant will pay all service charges incurred as a result of this pre-authorized payment plan.

4.5         Dispute as to Costs.  If the Tenant disputes the amount of any monies to be paid by the Tenant to the Landlord under this Lease, other than Basic Rent, the certificate of an independent Chartered Accountant appointed by, or acceptable to, the Landlord to determine the amount will be conclusive and binding on the Landlord and Tenant.  The costs of obtaining that certificate will be immediately due and payable by the Tenant if the amount of money payable by the Tenant for the period, as established in the certificate, is not less than 95% of the amount claimed by the Landlord.

4.6         Security Deposit.  The Tenant will pay to the Landlord upon the execution of this Lease, a Security Deposit in the amount of $12,918.86, which will be held without interest, as security for the performance by the Tenant of all the Tenant's agreements in this Lease.  If at any time during the Term the Tenant is in default of this Lease, then the Landlord may, at its option, apply all or any portion of the Security Deposit as may in the Landlord's reasonable opinion be necessary to compensate it for the breach, including the Landlord's legal fees and disbursements on a solicitor and own client basis.  If the Tenant is not in default under this Lease at the expiry or earlier termination of the Term, then the Security Deposit will be paid to the Tenant at that time.  If the Landlord does apply all or any portion of the Security Deposit as compensation for breach of this Lease, then the Tenant will upon written demand immediately remit to the Landlord a sufficient amount to restore the Security Deposit to the original sum deposited, plus any G.S.T. owing in connection with it.  The Landlord may, at any time, return the Security Deposit to the Tenant rather than apply it to rectify a breach of this Lease by the Tenant.

PART 5.
USE OF PREMISES

5.1         Permitted Business.  The Tenant will use the Premises solely for the purpose of conducting the business of power station engineering, design, and construction of prototypes and the Tenant will not use the Premises or permit them to be used for any other purpose without the Landlord's prior written consent.

5.2         Conduct of Business.  The Tenant will conduct its business in, and use the whole of the Premises, continuously throughout the Term in an up-to-date, first class and reputable manner, and, at the request of the Landlord, the Tenant will immediately discontinue any business practice by the Tenant whether through advertising, selling procedures or otherwise which, in the opinion of the Landlord, may harm the business or reputation of the Landlord or reflect unfavourably on the Premises, or which may confuse, mislead or deceive the public.

5.3         Name of Business.  The Tenant will conduct the Permitted Business on or from the Premises only under the name of ecoPHASER Energy Corp. and will not change the advertised name of the Permitted Business without the prior written consent of the Landlord.  The Tenant covenants that it has the exclusive right to use the name set out above.

5.4         Operations by Tenant.

(a)	Without limiting the generality of its other obligations under this Lease, the Tenant will operate the Premises in a good, efficient and business-like manner and will keep the Premises neat and clean.

(b)	In regard to the use and occupancy of the Premises, the Tenant will at its expense:

(i)	keep the inside and outside of all glass in the doors and windows of the Premises and all exterior surfaces of the Premises clean,

(ii)	replace promptly any cracked or broken glass of the Premises with glass of like grade and quality,

(iii)	maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests,

(iv)	keep any garbage, trash, rubbish or other refuse in suitable containers within the interior of the Premises until removed and remove garbage, trash, rubbish or other refuse on a daily basis,

(v)	repaint, redecorate and renew the Premises and Leasehold Improvements at reasonable intervals designated by the Landlord,

(vi)	keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises,

(vii)
comply with all laws, ordinances, rules and regulations of governmental authorities concerning or related to the Premises, including without limitation, those dealing with the construction, repair, maintenance, operation, environmental safety, use and occupancy of the Premises,

(viii)	light the display windows of the Premises and exterior signs and turn the same off to the extent required by the Landlord,

(ix)	comply with all rules and regulations and policies established by the Landlord from time to time which apply to the Premises,

(x)	comply with all reasonable requests and demands of the Landlord relating to energy conservation in the Premises,

(xi)
refrain from use of any objectionable advertising medium such as, without limitation, loudspeakers, public address systems, sound amplifiers, or broadcasts which are in any manner audible or visible outside of the Premises, and

(xii)	comply with all regional air care laws for normal acceptable emissions.

PART 6.
ZONING

6.1         Zoning.  The Tenant acknowledges that it has conducted its own investigation of the zoning of the Premises and has satisfied itself that its operations do not and will not contravene such zoning and the Tenant further acknowledges that it has not relied upon any representation of the Landlord in respect of the zoning of the Premises.

PART 7.
REPAIR

7.1         Landlord's Repair.  The Landlord will, subject to the Tenant's compliance with this Lease, receipt by the Landlord of insurance proceeds under its various policies of insurance in respect of the Premises and the provisions of paragraph 7.4, at all times during the Term, keep the foundations, roof, exterior walls (excluding glass), structural sub-floors, bearing walls, columns, beams and other structural elements of the Premises in a reasonable state of repair, as a prudent owner of reasonably similar premises would do having regard to the size, age and location of the Premises.  The Landlord also reserves the right to undertake the items of Tenant's maintenance and repair described in paragraph 7.2(a), in which case the Tenant will pay the cost of such maintenance and repair as Additional Rent, immediately upon invoice by the Landlord.

7.2         Tenant's Repair.  The Tenant will at its cost, subject to paragraphs 7.1 and 7.4:

(a)
maintain, operate and repair the Premises to the standards of first class premises and keep all portions of the Premises in good and substantial repair, including all Leasehold Improvements and all furniture, equipment and other facilities such as, without limitation, wiring, piping, lighting and plumbing fixtures, operating equipment and the plumbing, sprinkler, heating ventilating, air conditioning and humidity control systems located on, in, under, above or which directly serve the Premises, the front of the Premises and all glass and utilities in the Premises, but with the exception of other structural elements of the Premises, which the Landlord is required to repair;

(b)
permit the Landlord upon reasonable notice or at any time during an emergency or apparent emergency, to enter and examine the state of operation, maintenance and repair, and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or repair as the Landlord may find necessary from such examination and the Tenant will immediately effect and pay the cost of such maintenance and repair; and

(c)
if any part of the Premises becomes damaged or destroyed through the wilful act, negligence, or omission of the Tenant or any of its officers, employees, customers or other invitees, the Landlord reserves the right to conduct all repairs or replacements and to require the Tenant to reimburse the Landlord for the cost of repairs or replacement promptly upon demand.

7.3         Abatement of Rent.  If there is damage to the Premises, which prevents use of or access to the Premises or the supply of services essential to the Premises and if the damage is such that the Premises or a part of the Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business for a period of time exceeding 10 consecutive days,

(a)
unless the damage was caused by the negligence of the Tenant or an assignee, subtenant, concessionaire, licensee or an officer, employee, customer or other invitee of any of them, the Basic Rent for the period beginning on the occurrence of the damage until at least a substantial part of the Premises is again reasonably capable of use and occupancy for the purpose aforesaid will abate in the proportion that the area of the part of the Premises rendered not reasonably capable of use by the Tenant for the conduct of its business bears to the Rentable Area of the Premises, but not exceeding the amount of rental income insurance proceeds received by the Landlord for the period; and

(b)
unless this Lease is terminated under paragraph 7.4, the Landlord or the Tenant or both, as the case may be (according to the nature of the damage and their respective obligations to repair), will repair the damage with all reasonable diligence, but any abatement of Basic Rent to which the Tenant is entitled under this paragraph will not extend beyond the date by which, in the reasonable opinion of the Landlord, the Tenant should have completed its repairs with reasonable diligence.

7.4         Termination in Event of Damage.

(a)	The Landlord, by written notice to the Tenant given within 60 days of the occurrence of damage to the Premises, may terminate this Lease:

(i)
if the Premises are damaged by any cause and in the reasonable opinion of the Landlord either cannot be repaired or rebuilt with reasonable diligence within 180 days after the occurrence of the damage or the cost of repairing or rebuilding it would exceed by more than $100,000 the proceeds of the Landlord's insurance available for that purpose, or

(ii)
if the Premises are damaged by any cause and the damage is such that the Premises or a substantial part of the Premises are rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence by 6 months before the end of the Term.

(b)
The Tenant, by written notice to the Landlord given within 60 days of the occurrence of the damage, may terminate this Lease if the Premises is damaged by any cause and the damage is such that the Premises or a substantial part of the Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence by 6 months before the end of the Term.

(c)
If this Lease is terminated under either (a) or (b) above, the Tenant will not be bound to repair as provided in paragraph 7.2, and the Tenant will deliver up possession of the Premises to the Landlord with reasonable speed but in any event within 15 days after the giving of the notice of termination, and all Rent will be apportioned and paid to the date on which possession is delivered up, subject to any abatement to which the Tenant may be entitled under paragraph 7.3, but otherwise the Tenant will repair the damage with all reasonable diligence and, without limiting the foregoing, the Tenant will restore or reconstruct all Tenant's Work.

7.5         Certificate of Architect.  If the Premises are damaged and there is a dispute as to the length of time required to repair or rebuild the Premises or restore any part of the Premises, or as to the cost of repairing or rebuild the Premises, or as to whether the Premises or a substantial part of the Premises are rendered not reasonably capable of use by the Tenant for the conduct of its business or have once again become capable of such use, the dispute will be settled, at the cost of the Tenant, by the Architect and his certificate will be conclusive.

7.6         Diligence and Quality.  All repairs to be done by or the Tenant will be commenced as soon as reasonably practicable and completed diligently and in a good and workmanlike manner.

7.7         Landlord's Approval.

(a)
Before commencing any repairs, replacements, maintenance, alteration, decoration or improvements set out above, or elsewhere referred to in this Lease, which are reasonably estimated by the Tenant to cost in excess of $5,000 the Tenant will obtain the Landlord's written approval and will, if reasonably required by the Landlord to do so, submit plans and specifications therefor or, if requested by the Landlord, permit the Landlord to effect the repair, replacement, maintenance, alteration, decoration or improvement, at the Tenant's cost.

(b)	The Tenant will not in any event make any alterations to the structure of any portion of the Premises or to exterior walls the Premises without the prior written consent of the Landlord.

(c)	The Tenant will supply the Landlord with copies of all plans prepared for the Tenant for any work done to the Premises.

(d)	To the extent the repairs to be made by the Tenant are covered by the Tenant's insurance placed under paragraph 10.2, the release of those funds will be governed by the provisions of paragraph 10.4.

7.8         Landlord's Right to do Tenant's Repair.  If the Tenant refuses or neglects to repair, maintain, restore or replace properly as required under this Part and to the reasonable satisfaction of the Landlord, the Landlord may make such repairs, restoration or replacements without liability to the Tenant (including for the Landlord's negligence and the negligence of other parties for whom the Landlord is responsible in law) for any loss or damage that may accrue to the Tenant's merchandise, Leasehold Improvements, or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant will pay the Landlord's actual reasonable costs in the circumstances plus 15% of such costs, for making such repairs, restoration or replacements immediately upon presentation of an invoice for such costs.

PART 8.
UTILITIES AND SERVICES - PREMISES

8.1         Limitation of Liability.  The Landlord will not be liable to the Tenant in damages or otherwise for an interruption or failure in the supply of utilities or services to the Premises but the Landlord will, at the Tenant's cost, cooperate with the Tenant to secure the re-supply of an interrupted or failed utility or service.

8.2         Tenant not to Overload Utility and Service Facilities.  The Tenant will not install equipment that will exceed or overload the capacity of utility or service facilities and if, in the opinion of the Landlord, equipment installed by the Tenant requires additional facilities, they will be installed at the Tenant's expense in accordance with plans and specifications approved by the Landlord prior to installation.  The Landlord reserves the right to install such additional equipment at the Tenant's expense, which will not exceed 15% of the cost of the additional equipment.

PART 9.
SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT

9.1         Subordination and Attornment.

(a)
This Lease is subordinate to every Mortgage and the Tenant will subordinate this Lease to every Mortgage that comes into being after the date of this Lease and execute promptly and in registrable form a document in confirmation of the subordination if requested by the Landlord, in which the Tenant also will agree with the Mortgagee that if the Mortgagee becomes a mortgagee in possession or takes action to realize the security of the Mortgage the Tenant will attorn to the Mortgagee as a tenant upon all the terms of this Lease, but only if the Mortgagee agrees in writing to accept the attornment and permit the Tenant, if not in default, to continue in occupation of the Premises until this Lease is terminated by the passage of time or by action taken because of a default of the Tenant.

(b)
The Tenant appoints the Landlord its agent or attorney (at the Landlord's option) to execute the documents referred to in (a) above as agent or attorney of the Tenant and if, following 10 days' notice to do so, the Tenant fails to execute any of them, the Landlord may terminate this Lease.

9.2         Status Statement.  At any time and from time to time within 10 days after a written request by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord or an assignee, Mortgagee, proposed purchaser or other person as the Landlord designates, a certificate in a form and content reasonably requested by the Landlord to include, without limitation, statements that:

(a)
this Lease is unmodified and in force in accordance with its terms (or if there have been modifications, that this Lease is in force as modified, and identifying the modifications, or if this Lease is not in force, that it is not) and that the Tenant is in possession of the Premises;

(b)	the commencement date and expiry date of this Lease;

(c)	the date to which Rent has been paid with particulars of any prepayment of Rent;

(d)
whether or not there is an existing default by the Tenant in the payment of Rent or any other sum of money under this Lease, and whether or not there is any other existing default by any party under this Lease concerning which a notice of default has been given, and if there is any, specifying its nature and extent; and

(e)	whether or not there are any set-offs, defences or counterclaims against the enforcement of the obligations of the Tenant under this Lease.

PART 10.
INSURANCE AND INDEMNITY

10.1       Landlord's Insurance.  The Landlord will take out and keep in force:

(a)
all risks, property insurance on the Premises and comprehensive boiler and machinery insurance on the equipment contained in the Premises and owned by the Landlord (excluding any property required to be insured by the Tenant), which insurance will be endorsed to cover the gross rental value of the Premises, all in such reasonable amounts and with reasonable deductibles as determined by the Landlord, having regard to the size, age and location of the Premises;

(b)
commercial general liability insurance concerning the Landlord's ownership and use of the Premises in such amounts and with such deductibles as the Landlord determines, having regard to the size, age and location of the Premises; and

(c)	such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable.

The cost of insurance obtained under paragraph 10.1 will be included in Operating Costs.  In spite of any contribution by the Tenant to the cost of the Landlord's insurance and the Landlord's covenants under paragraph 10.1, the Tenant is not relieved of any liability arising from or contributed to by its acts, fault, negligence or omissions and no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord nor does the Tenant have a right to receive any proceeds thereunder.

10.2       Tenant's Insurance.  The Tenant, at its expense, will maintain, throughout the Term and any period when it is in possession of all or any portion of the Premises, the insurance ("Insurance") described in this paragraph 10.2.  The Tenant will cause each insurance policy to be (i) primary, non-contributing with, and not excess of, any other insurance available to the Landlord or the Mortgagee, (ii) contain a prohibition against cancellation or material change that reduces or restricts the Insurance (except on 30 days' prior written notice to the Landlord), (iii) in those instances in which the Landlord and the Mortgagee are insureds, contain a waiver in respect of the interests of the Landlord and the Mortgagee of any provision in any such insurance policies concerning any breach or violation of any warranties, representations or conditions in such policies, and (iv) be in a form and with insurers satisfactory to the Landlord and the Mortgagee.  The Insurance is as follows:

(a)
all risks (including flood and earthquake) property insurance on the Tenant's insurable property including, without limitation, merchandise, furniture, fixtures and Leasehold Improvements, to the full replacement value thereof, on a stated amount coinsurance basis, with a deductible as may be approved by the Landlord;

(b)	broad comprehensive boiler and machinery insurance on all objects owned or operated by the Tenant or others on behalf of the Tenant in the Premises with deductibles not exceeding $1,000;

(c)
business interruption insurance providing coverage for 12 months loss of insurable gross earnings or profits including coverage not in excess of 2 weeks while access to the Premises is prohibited by order of governmental authority as a direct result of damage to neighbouring premises by a peril insured against;

(d)
commercial general liability insurance concerning the Premises and the business conducted by the Tenant and any other persons in or from the Premises with inclusive limits of $3,000,000.00 per occurrence. This insurance will include, without limitation, owners' protective, products, completed operations, intentional acts to protect persons or property, personal injury, contingent employers' liability, and occurrence property damage.  It will name the Landlord and the Mortgagee as additional insureds and will contain cross liability and severability of interests provisions;

(e)	Tenant's legal liability insurance for the actual cash value of the Premises, including loss of use;

(f)
non-owned automobile insurance, including contractual liability (S.E.F. No. 96) and, on an owner's form, covering all licensed vehicles operated by or on behalf of the Tenant, each with inclusive limits of not less than $1,000,000; and

(g)	any other form of insurance and with whatever higher limits that the Landlord or the Mortgagee reasonably requires from time to time.

10.3       Waiver of Subrogation, Cross-Liability, Co-Insurance.  Any policy of insurance under paragraph 10.2(a), (b) and (c) will:

(a)
name the Landlord as a loss payee and contain a waiver of subrogation against the Landlord and its employees and agents or the Mortgagee, whether the loss or damage is caused by the fault, default, act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible;

(b)	except concerning the Tenant's stock-in-trade, and furniture, incorporate the standard mortgage clause of the Mortgagee;

(c)
cover all property owned by the Tenant or for which the Tenant is legally liable, located within the Premises, including, without limitation, the Tenant's Work and the Leasehold Improvements, in an amount not less than the full replacement cost thereof, including by-laws extension, which will be reviewed at least annually by the Tenant and will be subject to the approval of the Landlord.

10.4       Proceeds of Tenant's Insurance.  The proceeds of Insurance under paragraph 10.2 will be and are assigned and made payable to the Landlord. To the extent that they pertain to damage or destruction to the property of the Landlord, they will be released to the Tenant (if the Tenant is not in default of this Lease) upon the Tenant's written request, in progress payments, at stages determined by the Architect, upon receipt by the Landlord of a certificate from the Architect stating that repairs to each stage of the Premises have been satisfactorily completed, free of liens, by the Tenant, but if the Tenant defaults in making such repairs and if the Landlord, at the Landlord's option, performs such repairs, the proceeds may, without limiting the Landlord's rights under this Lease be applied by the Landlord to the costs thereof, plus a further 15% of such costs, representing the Landlord's overhead.  If this Lease is terminated in accordance with the provisions of paragraph 7.4, the Tenant will be entitled solely to those proceeds of insurance which represent the value of its stock-in-trade or other items it is entitled to remove at the expiration of the Term, and not to the extent of the value of Leasehold Improvements.

10.5       No Alienation of Proceeds.  Except as provided in this Lease, the Tenant will not assign or otherwise alienate any proceeds of insurance.

10.6       Landlord's Right to Insure for Tenant.  If the Tenant fails to take out or keep in force any such Insurance, the Landlord will on not less than 48 hours' written notice to the Tenant have the right, but not the obligation, to do so and to pay the premium therefor and in such event the Tenant will repay to the Landlord the amount so paid by the Landlord as Additional Rent, payable on the first day of the next month following the payment by the Landlord, but if the Tenant cures that failure the Landlord will secure cancellation of the insurance taken out by the Landlord at the Tenant's cost.

10.7       Limitation of Liability.  The Landlord will not be liable to the Tenant in respect of any loss, injury or damage to the Tenant or any other person for any loss, injury or damage arising from or out of any occurrence in, upon, at or relating to the Premises or any part thereof or any loss or damage to property (including loss of use thereof) of the Tenant or any other person located in the Premises, howsoever caused and whether or not any injury, loss, or damage results from any fault, default, negligence, act or omission of the Landlord, or its agents, servants, employees or any other person for whom the Landlord is in law responsible.  Without limiting the generality of the foregoing, the Landlord is not liable for death, injury, loss or damage of or to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of any kind.  The intent of this paragraph is that the Tenant and any persons having business with the Tenant is to look solely to the Tenant's insurers to satisfy any claims which may arise on account of injury, loss or damage to the Tenant or any other person or to the property of the Tenant or of any other person, irrespective of the cause.

10.8       Indemnification of Landlord.  The Tenant will indemnify the Landlord and save it harmless from and against all claims, actions, damages, liabilities, costs and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises, or the occupancy or use of the Premises, or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees, licensees or concessionaires or by anyone permitted by the Tenant to be on the Premises.

10.9       Tenant's Contractor's Insurance.  The Tenant will require any contractor performing work on the Premises to carry and maintain, at no expense to the Landlord, comprehensive general liability insurance and other insurance in amounts and on terms reasonably determined by the Landlord and provide the Landlord with satisfactory proof of that insurance from time to time.

10.10     Acts Conflict With or Increase Insurance.

(a)
The Tenant will not do, or omit to do, anything, or keep, use, sell or offer for sale on or from the Premises anything that may contravene any of the Landlord's policies of insurance relating to any part of the Premises, or which will prevent the Landlord from procuring policies of insurance with companies acceptable to the Landlord.  The Tenant will pay all increases in premiums for any insurance carried by the Landlord insuring any part of the Premises, resulting from the type of merchandise sold on or from the Premises, or anything done or omitted to be done on the Premises, whether or not the Landlord has consented to them.  In determining whether increased premiums result from any of those causes, a schedule issued by the organization making the insurance rate on the Premises showing the various components of the rate will be conclusive evidence of the several items and charges which make up the insurance rates relating to the Premises.

(b)
If the use or occupancy of the Premises causes an increase of premium for any of the policies insuring the Premises above the rate applicable for the least hazardous type of use or occupancy legally permitted in the Premises, the Tenant will pay the amount of the increase.  Bills for the increases and additional payments may be rendered by the Landlord to the Tenant when the Landlord elects, and will be payable by the Tenant when rendered.

(c)
The Tenant will not do or permit to be done, or omit to do or permit another person to omit to be done, any act which may render void or voidable, or which may conflict with, the requirements of any policy or policies of insurance relative to the Premises, including any regulations of fire insurance underwriters applicable to such policy or policies.

10.11    Cancellation of Insurance.  If any insurance policy on the Premises or any part of it is cancelled, or threatened by the insurer to be cancelled, or the coverage is reduced or threatened to be reduced by the insurer, because of the use or occupation of the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of coverage within 48 hours after notice from the Landlord, the Landlord may either:

(a)	re-enter the Premises and Part 15 will apply;

(b)
enter the Premises and remedy that condition, and the Tenant will pay to the Landlord the cost of doing so on demand as Additional Rent, and the Landlord will not be liable for damage or injury caused to property of the Tenant or others located on the Premises as a result of the entry or remedy; or

(c)	terminate this Lease.

10.12     Tenant's Property at its Risk.  All property of the Tenant kept or stored in the Premises is at the risk of the Tenant.

10.13     Survival.  The provisions of paragraph 10.8 will survive the expiration or sooner termination of the Term.

PART 11.
ASSIGNMENT AND SUBLETTING

11.1       Landlord's Consent.  The Tenant will not assign, mortgage, charge or encumber this Lease, in whole or in part, nor sublease all or any part of the Premises or permit them to be used or occupied by any other person (collectively "Transfer"), without the prior written consent of the Landlord, which consent may be unreasonably withheld or delayed.  If at any time it becomes unlawful for the Landlord to unreasonably withhold or delay consent to a Transfer, then the provisions of paragraph 11.2 will apply.  Any Transfer made in violation of this Part 11 will be void.

11.2       Standards for Consent.  Without limiting the other instances in which it may be reasonable for the Landlord to withhold its consent to a Transfer, and without derogating from the Landlord's right to terminate this Lease, as provided in paragraph 11.6, it will be fair and reasonable for the Landlord to withhold its consent or impose conditions to its consent in any of the following instances:

(a)
if the Landlord determines that the financial condition of the proposed assignee, subtenant or occupant (collectively "Transferee") or any indemnifier of a Transferee is or may become insufficient to support all of the financial and other obligations of the Tenant under this Lease;

(b)	if the use to which the Premises will be put by the proposed Transferee is inconsistent with the terms of this Lease or will materially or adversely affect any legitimate interest of the Landlord;

(c)	if the business reputation or character of the proposed Transferee or any of its affiliates is not reasonably acceptable to the Landlord;

(d)	if, at the time of the proposed Transfer,

(i)	the Tenant is in default (or would be in default with the giving of notice by the Landlord and the expiration of any applicable cure period) under this Lease, and

(ii)
the Landlord has not received assurances acceptable to the Landlord, in its sole discretion, that any past due amounts owing from the Tenant to the Landlord will be paid and any other defaults on the part of the Tenant will be cured prior to the effectiveness of the proposed Transfer;

(e)	if the Transfer will result in a division of the Premises;

(f)	if the Transfer is not approved by any Mortgagee having the right to approve such Transfer; or

(g)	if the Tenant has not received a bona fide, written offer to take an assignment or a sublease or has not supplied a copy of such offer to the Landlord at the time of requesting consent to a Transfer.

11.3       Terms and Conditions of Transfer.  The following terms and conditions apply in respect of any Transfer:

(a)	the Landlord's consent to a Transfer, if granted, will not constitute a waiver of the requirement for the Tenant to obtain the Landlord's prior written consent to any subsequent Transfer;

(b)
the Landlord may impose additional conditions on any Transfer which the Landlord considers advisable, which may include further restrictions on the use of the Premises or any part, the inclusion in this Lease of any provisions of the Landlord's then standard form lease, the rescission of any special rights granted to the Tenant under this Lease such as, without limitation, options to renew or extend the Term, rights of first refusal to lease and restrictive covenants;

(c)	if the Landlord consents to a proposed Transfer, the Landlord will have the right to approve the form of the Transfer;

(d)
in spite of any Transfer, the Tenant will remain fully liable for and will not be released from the performance of each and every one of the obligations of the Tenant under this Lease for the balance of the Term and any renewal term, whether exercised by the Tenant or the Transferee. Without limitation, the foregoing applies whether or not the Transferee is in default of this Lease and whether or not this Lease is assigned by a trustee in bankruptcy of the Transferee. The Tenant is not relieved of liability for any breach of this Lease, whether occurring before or after the Transfer; and

(e)	any Transfer will provide that the Transferee has the rights and is subject to the obligations, of the Tenant under this Lease, except as it may be amended by the terms of the consent.

11.4       Documentation for Transfer.  The Tenant will promptly execute and the Tenant will cause the Transferee to promptly execute such agreements and documents as are necessary, in the opinion of the Landlord, to complete the Transfer.  No assignment will be made other than to a Transferee which undertakes to perform and observe the obligations of the Tenant under this Lease by entering into an assumption agreement directly with the Landlord.  The Tenant will pay to the Landlord its reasonable expenses arising out of the request for consent to a Transfer and for the change in possession of the Premises, including, but not limited to, legal and other professional fees and costs incurred in connection with the negotiation, review, processing and completion of the Transfer.

11.5       Excess Consideration on Transfer.  If the Tenant completes a Transfer which requires the Transferee to pay rent or other consideration, in any other form, to the Tenant in excess of the Rent payable by the Tenant under this Lease, the Tenant will, upon any such excess payments being received, pay to the Landlord 50% of those excess payments. In calculating the amount of excess payments by the Transferee to the Tenant, an appropriate adjustment will be made to account for any financial inducements and expenses paid by the Tenant to or for the benefit of the Transferee, at any time, with the intent that the Tenant's true costs of installing the Transferee are deducted before assessing the Landlord's 50% entitlement to any excess payments.  The Tenant will immediately upon demand make available its books and records so as to enable the Landlord to verify the receipt or the amount of such consideration.

11.6       Assignment by Operation of Law.  The prohibition against Transfer without the consent required by this Part 11 will be construed to include a prohibition against any Transfer by operation of law.

11.7       Acceptance of Rent.  If this Lease, or any part of it, is assigned, or if all or part of the Premises is sublet or occupied by any party other than the Tenant, in any case without the consent of the Landlord, the Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but the assignment, sublease, occupancy or collection will not be considered a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant.

11.8       No Advertising.  The Tenant will not advertise the whole or any part of the Premises for lease nor permit any agent or broker to do so, unless the prior written approval of the Landlord has been received.

11.9       Corporate Ownership.

(a)
If after the date of execution of this Lease shares either of the Tenant or of an Affiliate of the Tenant which Controls the Tenant are transferred or disposed of by operation of law or otherwise, or issued or redeemed, so as to result in a change in the Control of the Tenant from the person or persons holding Control on the date of execution of this Lease or if other steps are taken to accomplish a change of Control, the Tenant will promptly notify the Landlord in writing of the change, which will be considered to be an assignment of this Lease to which this Part 11 applies; and whether or not the Tenant notifies the Landlord, the Landlord may terminate this Lease within 60 days after the Landlord becomes aware of the change unless the Landlord previously had consented to the change.  Any subsequent of change of Control will similarly be subject to the prior written consent of the Landlord.  The Tenant will make available to the Landlord or its lawful representative all corporate books and records of the Tenant and of any Affiliate of the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether there has been a change in Control.

(b)	Paragraph 11.9(a) will not apply to the Tenant if:

(i)	the Tenant is a public corporation whose shares are listed for sale on a recognized stock exchange in Canada, or

(ii)	the Tenant is a private corporation which is Controlled by a public corporation as defined in paragraph (i),

so long as in each of the foregoing provisions there continues to be a continuity of management policies and practices of the Tenant, in spite of any such change in Control.

11.10     Time to Complete Transfer.  If the Landlord consents to a Transfer, the Tenant will have a period of 60 days thereafter to complete the Transfer, and failing which, the Landlord's consent, at the Landlord's option, will be null and void.

11.11     Remedy of the Tenant.  The Landlord will have no liability in connection with any claims of any kind by the Tenant or others as a result of the Landlord's withholding or delay of consent to any Transfer and the Tenant's (or any other person's) only remedy in respect of the Landlord's withholding or delay of consent will be to bring an application for a declaration that such transaction should be allowed.

11.12     Assignment by Landlord.  If the Landlord sells or otherwise transfers an interest in the Premises or in this Lease, in whole or in part, to the extent that the purchaser or other party is responsible for compliance with the obligations of the Landlord under this Lease, the Landlord without further written agreement will be released from all of its obligations in this Lease.

PART 12.
WASTE AND GOVERNMENTAL REGULATIONS

12.1       Waste or Nuisance.  The Tenant covenants to conduct their activities in a lawful manner.

12.2       Governmental and Insurance Underwriters' Regulations.

(a)
The Tenant, at the Tenant's cost, will comply with the applicable requirements of all municipal, provincial, federal and other governmental authorities now in force or which may hereafter be in force, including without limitation, all laws and regulations pertaining to the use, possession, control, removal, disposal and abatement of Hazardous Substances and all other laws and regulations pertaining to the Tenant's occupancy or use of the Premises and will observe in any occupancy and use of the Premises all municipal by-laws and provincial and federal statutes and regulations now in force or which may hereafter be in force, and will comply with all regulations made by fire insurance underwriters.  The provisions of this paragraph 12.2(a) will survive the expiration or earlier termination of this Lease.

(b)
The Landlord may enter the Premises at any time or times, with as little interference to the conduct of the Tenant's business as is reasonably possible, to enable the Landlord to comply with any municipal by-law or provincial statute now or in the future applicable to the Premises whether or not the application of the by-law or statute to the Premises results from an act or omission of the Landlord or any other person.

(c)
If the Tenant has knowledge, or has reasonable cause to believe that any Hazardous Substance has come to be located on, under or about the Premises, the Tenant will, upon discovery of the presence or suspected presence of any Hazardous Substance, give written notice of that condition to the Landlord.  Failure to provide written notice will be a default, permitting the Landlord to terminate this Lease immediately.

(d)
If the Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with any Hazardous Substance, the Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises and under the Premises, for the purpose of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated.  To the extent that contamination is found and that such contamination was caused by the Tenant, the Tenant will reimburse the Landlord for the costs of such inspection, sampling and analysis.

(e)
Without limiting the above, the Tenant will indemnify and save harmless the Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, legal fees and costs on a solicitor and own client basis, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Substances by the Tenant, its agents or contractors, on, under or about the Premises including, without limitation, the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans in connection with this Lease.  The indemnity obligations of the Tenant under this paragraph will survive any termination of this Lease.

PART 13.
ACCEPTANCE OF PREMISES

13.1       Acceptance of Premises.  The Tenant will notify the Landlord of any defects in the Premises that prevent or diminish their use, within 20 days after the date when the Tenant is given occupancy by the Landlord, and failing the giving of notice the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition and the Landlord will not have any further obligation to the Tenant for defects or faults other than:

(a)	latent defects in the Premises which cannot be discovered on a reasonable examination, and

(b)	faults in structural elements relating to the Premises not caused by the Tenant's act or negligence.

If a dispute occurs as to whether or not a defect or fault exists, the decision of the Architect will be final and binding upon both parties.

13.2       No Representation.  The Tenant acknowledges that there is no promise, representation, warranty, or undertaking by, or binding upon, the Landlord concerning the zoning of or title to the Premises or concerning the condition or layout of, or the alterations, remodelling, decoration or installation of improvements, equipment or fixtures in the Premises, except as expressly contained in this Lease and the taking of occupancy, subject always to the provisions of paragraph 13.1, is conclusive evidence as against the Tenant that any representations by the Landlord have been satisfied.

PART 14.
LEASEHOLD IMPROVEMENTS

14.1       Installation and Changes by Tenant.

(a)
All Leasehold Improvements including, without limitation, trade fixtures installed by, or on behalf of, the Tenant will be of first class quality.  The Tenant will not make or cause to be made any Leasehold Improvement, change, decoration, addition or improvement or cut or drill into, nail or otherwise attach, secure or install any trade fixture, exterior sign, floor covering, interior or exterior lighting, or mechanical or electrical system or fixture, or plumbing fixture, shade or awning to any part of the Premises or to the exterior of the Premises or hang from or affix anything to the ceiling, without first obtaining the Landlord's written approval.  The Tenant will not create or cause to be created any mortgage, security interest or other encumbrance in respect of the Leasehold Improvements (including trade fixtures), furniture or furnishings, or inventory of the Tenant except with the prior written consent of the Landlord.

(b)
The Tenant will present to the Landlord plans and specifications for the Tenant's Work and all other work from time to time at the time approval is sought and the work will be done by contractors or other workers or tradesmen approved by the Landlord and in good and workmanlike manner with first class materials.

(c)
The Tenant will not make or permit to be made any changes, alterations, substitutions, replacements or improvements affecting the structure of the Premises or the exterior appearance of the Premises or the operation of the mechanical systems including, without limitation, the heating, ventilation, air conditioning, humidity control, plumbing, electrical, or mechanical equipment in or connected with the Premises without obtaining the prior written consent of the Landlord.

(d)
The Tenant will pay, on demand, as Additional Rent, all the Landlord's costs and expenses in connection with any installations and changes by the Tenant, including, without limitation, the costs of supervising and inspecting the work and the cost of examining the Tenant's drawings and specifications, together with a sum of 15% of such costs, representing the Landlord's overhead.

14.2       Removal of Installations and Restoration by Tenant.

(a)
All Leasehold Improvements when installed become the property of the Landlord, without compensation to the Tenant, but the Landlord will have no responsibility for the repair, replacement, operation, maintenance or insurance of the Leasehold Improvements, which will remain the responsibility of the Tenant.

(b)
No Leasehold Improvements (including, without limitation, trade fixtures) or furniture or equipment will be removed from the Premises before the end of the Term without the prior consent in writing from the Landlord.  Upon termination of this Lease the Leasehold Improvements will remain the property of the Landlord unless required by the Landlord to be removed by the Tenant.

(c)
At the end of the Term the Tenant will, at its expense, remove the Leasehold Improvements to the extent requested by the Landlord and all furniture, furnishings and equipment and make good any damage caused to the Premises by such installation or removal and restore the Premises to a condition of good and substantial repair, as required in paragraph 7.2.  Every installation, removal or restoration by the Tenant of furnishings, equipment, furniture and, if applicable, Leasehold Improvements, will be done at the sole expense of the Tenant.

(d)
If the Tenant does not remove any Leasehold Improvements, or its furnishings, furniture or equipment as required by the Landlord, the Landlord may, without liability on its part, and not as a bailee, without notice to the Tenant, enter the Premises and remove such items at the Tenant's expense, plus an administration charge of 15% of such amount, which will be paid by the Tenant to the Landlord as Additional Rent, on demand, and such items may, without notice to the Tenant or to any other person and without obligation to account for them, be sold, destroyed, disposed of or used by the Landlord as it determines.

(e)
If the Tenant removes, or commences, attempts or threatens to remove any of the equipment, furniture, furnishings, stock-in-trade, chattels or inventory belonging to the Tenant in the Premises, or any Leasehold Improvements, without the Landlord's consent, the Tenant hereby consents (without limiting any other rights of the Landlord) to the Landlord obtaining an injunction in a court of competent jurisdiction to restrain the Tenant from removing any of the items referred to from the Premises, and the Tenant will pay to the Landlord all fees (including without limitation, all professional fees and all legal fees on a solicitor and own client basis) and expenses incurred by or on behalf of the Landlord concerning obtaining such an injunction.

(f)	The Tenant's obligations under this paragraph 14.2 will survive the expiration or earlier termination of this Lease.

14.3       Title on Abandonment.  Without limiting any other rights of the Landlord under this Part 14, should the Tenant abandon the Premises or should this Lease be terminated before the proper expiration of the Term of this Lease due to a default on the part of the Tenant then, as of the moment of default by the Tenant, all furnishings and furniture of the Tenant (whether or not attached in any manner to the Premises) will become and be considered to be the property of the Landlord without indemnity to the Tenant and as additional liquidated damages in respect of such default but without prejudice to any other right or remedy of the Landlord.

14.4       Not to Overload Floors.  The Tenant will not bring on the Premises anything that by reason of its weight, size or use, in the reasonable opinion of the Architect, might damage the Premises and will not overload the floors of the Premises.  If overloading occurs the Tenant will forthwith repair any damage or pay to the Landlord the cost of repairing the damage and will also pay for any consequential damages arising from the overloading.

14.5       Tenant to Discharge All Liens.  The Tenant will promptly pay all its contractors, subcontractors and materialmen and do all things necessary to ensure that no lien is claimed against the Premises or any part thereof and should a claim of lien be filed, the Tenant will cause it to be discharged or vacated at the Tenant's expense within 7 days after it is brought to the attention of the Tenant or provide adequate security for it to the extent approved by the Landlord. The Landlord may, but it is not obligated to discharge the lien by paying the amount claimed to be due into court, or by any other means available to the Landlord, and the amount paid, plus all costs, including without limitation, professional and solicitors fees (on a solicitor and own client basis) incurred by or on behalf of the Landlord concerning the lien, plus any damages suffered by the Landlord as a result of the filing of the lien, will be forthwith paid, on demand, by the Tenant as Additional Rent.  The Tenant will allow and keep posted on the Premises any notice which the Landlord may wish to post under the provisions of the Builders' Lien Act or any legislation in amendment or substitution thereof.

14.6       Signs, Awnings and Canopies.

(a)
The Tenant will not place or permit to be placed or maintained on the roof or on any exterior or interior door, wall or window of the Premises or elsewhere on the Premises any sign, awning, canopy, decoration, lettering, advertising matter or other thing of any kind and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the Landlord's written consent.

(b)	The Landlord will have the right to prescribe the size, materials, colours, design features, pattern, appearance, location, illumination and any other specifications of any sign.

(c)	The Tenant will comply, at its expense, with all requirements of authorities having jurisdiction regarding permits, licences and other consents for any signs installed.

(d)
Following approval by the Landlord, any exterior sign erected by the Tenant will be illuminated in the manner and at the times required by the Landlord.  All costs, including, without limitation, electrical costs pertaining to the sign, will be paid, when due, as Additional Rent.

(e)
At the expiration or earlier termination of this Lease, the Tenant will remove, at its expense, any sign installed by it, repairing any damage caused thereby.  Any part of the sign will, at the Landlord's option, be considered to be a Leasehold Improvement.

(f)	The Tenant will indemnify and save the Landlord harmless from any claims, loss or damage arising directly or indirectly from the Tenant's signage.

PART 15.
DEFAULT OF TENANT

15.1       Tenant's Default.  If the Tenant fails to pay any Rent when due, whether or not demanded by the Landlord, or if the Tenant fails to observe or perform any of its other obligations under this Lease, and the Tenant has not within 7 days after notice from the Landlord specifying the default, cured the default or if that should reasonably require a longer period if the Tenant has not commenced to cure and diligently pursues the curing of the default, or if the Tenant or an agent of the Tenant falsifies a report required to be furnished to the Landlord under this Lease, or if re-entry is permitted under other terms of this Lease, or the Landlord has reasonable cause to believe the Tenant intends to cease operating or to vacate the Premises, the Landlord in addition to any other right or remedy may:

(a)
re-enter and remove all persons and property from the Premises and the property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, the Tenant, all without service of notice or resort to legal process and without the Landlord being guilty of trespass or becoming liable for loss or damage occasioned by any of those actions;

(b)	terminate this Lease and all of the Tenant's rights under it; and

(c)	apply part or all of the Security Deposit to rectify, in whole or in part, any financial default of the Tenant.

15.2       Bankruptcy or Insolvency of Tenant.

(a)           If:

(i)
any of the goods and chattels of the Tenant on the Premises at any time during the Term are seized or taken in execution or attachment by a creditor of the Tenant or the Tenant receives a notice from one or more of its secured creditors that the creditor(s) intend to realize on security located at or upon the Premises,

(ii)
the Tenant makes an assignment for the benefit of creditors or any arrangement or compromise, or a bulk sale from the Premises other than a bulk sale to an assignee or sublessee under an assignment or sublease which under Part 11 was consented to,

(iii)	a receiver-manager is appointed to control the conduct of the business of the Tenant on or from the Premises,

(iv)	the Tenant becomes bankrupt or insolvent or takes the benefit of an Act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or a notice of intention to file a proposal,

(v)	proceedings are instituted by the Tenant or any other person for an order for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant,

(vi)
the Premises, without the written consent of the Landlord, become and remain vacant for a period of 10 days except as necessitated for the completion of repairs or are used by any persons other than those entitled to use them under the terms of this Lease,

(vii)
the Tenant, without the written consent of the Landlord, abandons or attempts to abandon the Premises or sells or disposes of its goods or chattels or removes any of them from the Premises so that there would not, in the event of abandonment, sale or disposal, be sufficient goods on the Premises subject to distress to satisfy all Rent due or accruing due hereunder, or

(viii)	this Lease or any of the Tenant's assets on the Premises are taken under a writ of execution, charge, debenture or other security instrument,

then the Landlord may re-enter and take possession of the Premises as though the Tenant or any other occupant of the Premises was holding over after the expiration of the Term and this Lease may, at its option be immediately terminated by notice left upon the Premises.

(b)
The Tenant will immediately notify the Landlord if it receives from any of its secured creditors a notice under the Bankruptcy and Insolvency Act, or any legislation in amendment or substitution therefor, advising the Tenant that the secured creditor intends to realize upon its security located on the Premises.

(c)
Unless the Landlord expressly consents thereto, which the Landlord is not obliged to do, the Tenant will not exercise any right to repudiate this Lease under the terms of a proposal filed under the Bankruptcy and Insolvency Act, or any legislation in amendment or substitution therefor.

15.3       Landlord may Perform Tenant's Obligations.  If the Tenant fails to perform an obligation of the Tenant under this Lease the Landlord may perform the obligation and for that purpose may enter on the Premises without notice and do anything in respect of the Premises that the Landlord considers necessary to cure the default.  The Tenant will pay as Additional Rent all costs and expenses incurred by or on behalf of the Landlord plus 15% for overhead upon presentation of a bill, or the Landlord may set-off such costs and expenses against the Security Deposit, or both.  The Landlord will not be liable to the Tenant for loss or damage resulting from such action by the Landlord, including loss or damage resulting from the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.

15.4       Right to Relet.

(a)
If the Landlord re-enters, as provided in this Lease, it may at its option, without terminating the Tenant's rights under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a reletting, and relet the Premises or any part thereof as agent of the Tenant for such period of time and at such rent and upon such other terms and conditions as the Landlord in its discretion considers advisable.

(b)
Upon each reletting all rent and other monies received by the Landlord from the reletting will be applied, first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, secondly to the payment of costs and expenses of the reletting including brokerage fees and legal fees and costs of the alterations and repairs, and third to the payment of Rent due and unpaid under this Lease.  The residue, if any, will be held by the Landlord and applied in payment of future rent as it becomes due and payable.

(c)
If the rent received from the reletting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord.  The deficiency will be calculated and paid monthly.

15.5       Re-entry Without Termination.  No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant.  Despite a reletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach.

15.6       Damages.  If the Landlord terminates this Lease for any breach, then, in addition to other remedies, it may recover from the Tenant all damages it incurs by reason of the breach including, without limitation, the cost of recovering the Premises, professional and other legal fees (on a solicitor and own client basis), the unamortized portion of any allowance, concession or inducement paid by the Landlord under the terms of the tenancy (on the basis of an assumed rate of depreciation on a straight line basis to zero over the Term) and the worth at the time of termination of the excess, if any, of (i) the amount of rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over (ii) the then reasonable rental value of the Premises for the remainder of the Term, calculated on a present value basis, all of which amounts will be immediately due and payable by the Tenant to the Landlord.  In determining the Rent which would be payable by the Tenant after default, the Basic Rent component of the annual Rent for each year of the unexpired Term will be considered to be the average Basic Rent paid or payable by the Tenant from the beginning of the Term to the time of default, or during the preceding 3 full calendar years, whichever period is shorter.

15.7       Acceleration of Rent.  If any of the events referred to in paragraph 15.1 or paragraph 15.2 occur then, in addition to all other rights available to the Landlord, including the rights referred to in this paragraph 15.7, the full amount of the current month's Basic Rent and Taxes, and all other payments required to be made monthly by the Tenant, and the next ensuing 3 months' Basic Rent and Additional Rent will immediately become due and payable as accelerated rent, and the Landlord may recover the accelerated rent in the same manner as Rent in arrears, including immediately distraining for it together with all other arrears then unpaid.

15.8       Expenses for Remedying Breach.  If the Landlord brings any proceeding against the Tenant arising from an alleged breach of an obligation of the Tenant in this Lease and it is established that the Tenant is in breach of that obligation, the Tenant will pay to the Landlord all costs and expenses incurred by the Landlord in those proceedings including, without limitation, legal fees, on a solicitor and own client basis.

15.9       Interest on Overdue Monies.  All overdue monies payable to the Landlord by the Tenant on any account whatever will bear interest at the Prime Rate plus 6% per annum from the due date until paid in full.

15.10     No Exemption from Distress.  None of the property of the Tenant on the Premises is exempt from levy by distress for Rent in arrears, and a claim being made for exemption by the Tenant or on distress being made by the Landlord, this paragraph 15.10 may be pleaded as an estoppel against the Tenant in any proceedings brought to test the right to levy upon property claimed to be exempt.

15.11     New Lease.  If this Lease is either terminated or repudiated in the process of insolvency or bankruptcy proceedings, with or without the consent of the Landlord, and whether or not a Transfer of Lease has occurred, the Landlord may, within 3 months after that event, require the Tenant, or its Trustee in Bankruptcy, receiver or other successor, to enter into a lease with the Landlord for the Premises for the remainder of the Term on the same terms and conditions as contained in this Lease.

PART 16.
REMEDIES OF LANDLORD AND WAIVER

16.1       Remedies Cumulative.  No exercise of a specific right or remedy by the Landlord or by the Tenant precludes it from, or prejudices it in, exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

16.2       No Waiver.  The remedy by the Landlord or the Tenant of a breach of an obligation in this Lease will not be considered to be a waiver of a subsequent breach of that obligation or another obligation.  The subsequent acceptance of Rent by the Landlord will not be a waiver of a preceding breach by the Tenant of an obligation in this Lease, regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent.  No obligation in this Lease will be considered to have been waived by the Landlord or by the Tenant unless the waiver is in writing signed by the Landlord or by the Tenant, as the case may be.

16.3       Injunctive Relief.  If the Tenant breaches or threatens to breach any of the terms of this Lease, the Landlord will have the right to injunctive relief, as if no other remedies were provided for in this Lease.

16.4       Effect of Tenant Default on Renewals.  If the Tenant defaults under this Lease prior to the date fixed as the commencement of any renewal or extension of this Lease, whether by renewal or extension option contained in this Lease or in a separate agreement, the Landlord may cancel such option or agreement for renewal or extension of this Lease, upon written notice to the Tenant.

PART 17.
ACCESS BY LANDLORD

17.1       Right of Entry.

(a)	The Landlord and its agents may enter the Premises at all reasonable times to examine them and to show them to a prospective purchaser, tenant or mortgagee.

(b)
The Landlord may make alterations, additions and adjustments to and changes of location of the pipes, conduits, wiring, ducts and other installations of any kind in the Premises where necessary in the opinion of the Landlord, but the Landlord will take commercially reasonable steps to minimize any disruption of the Tenant's business.  The Landlord may take all material required on to the Premises without constituting an eviction of the Tenant in whole or in part. The Rent reserved will not abate while the alterations, additions or changes of location are being made by reason of loss or interruption of the business of the Tenant, or otherwise, and the Landlord will not be liable for damage to property of the Tenant or of others located on the Premises as a result of any entry including damage caused by the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.

(c)
During the 6 months prior to the expiration of the Term the Landlord may place upon the Premises a notice "For Rent" and at any time, the Landlord may place upon the Premises a notice "For Sale", which the Tenant will permit to remain without interference.

(d)
If after reasonable notice to the Tenant (except in the case of an emergency when no prior notice is required), the Tenant is not present to open and permit entry into the Premises when the Landlord requires entry, the Landlord or its agents may enter by a master key or may forcibly enter without rendering the Landlord or its agents liable for any damage or trespass and without affecting this Lease.  Nothing in this paragraph 17.1 imposes on the Landlord an obligation, responsibility or liability for the care, maintenance or repair of the Premises or any part thereof except as specifically provided in this Lease.  The Landlord will have the right at all times to enter on the Premises in order to install, construct, operate, maintain, repair and replace any utilities and services, but the Landlord in doing so will exercise such right in a manner which is commercially reasonable to minimize the extent of interference with the use and enjoyment of the Premises.

17.2       Excavation.    If an excavation is made upon any lands adjacent to the Premises, or is authorized to be made, the Tenant will give to the person making the excavation permission to enter the Premises for the purpose of doing work required by the Landlord, without claim for damages or indemnification against the Landlord or abatement or diminution of Rent.

PART 18.
RULES AND REGULATIONS

18.1       Landlord May Make.  The Landlord from time to time may establish, modify and enforce reasonable rules and regulations regarding the use and occupancy of the Premises.

PART 19.
LANDLORD'S COVENANTS AND OBLIGATIONS

19.1       Taxes.  Subject to payment to it by the Tenant, in accordance with Part 4, the Landlord will pay all real property taxes (including local improvement rates) that may be assessed by a lawful authority against the Premises.

19.2       Quiet Enjoyment.  Subject to the observance and performance by the Tenant of all of its obligations under this Lease, the Tenant may use and possess the Premises, in accordance with the provisions of this Lease, for the Term, without interference by the Landlord, or any other party claiming by, through or under the Landlord, except as otherwise provided in this Lease.

PART 20.
OVERHOLDING

20.1       No Tacit Renewal.  If the Tenant remains in possession of the Premises after the end of the Term and without the execution and delivery of a new lease or written renewal or extension of this Lease, there is no tacit or other renewal of this Lease, and the Tenant will be considered to be occupying the Premises as a Tenant from month to month at a monthly rental payable in advance on the first day of each month equal to the sum of:

(a)	twice the monthly instalment of Basic Rent payable for the last month of the Term, and

(b)	1/6th of the amount of Additional Rent payable by the Tenant for the year immediately preceding the last year of this Lease,

and otherwise upon the terms and conditions set out in this Lease, so far as applicable.

PART 21.
OPTION TO RENEW

21.1       Option to Renew.  Provided that:

(a)
the Tenant pays the Rent and all other monies payable by it under this Lease and performs and has consistently performed all of its obligations under this Lease punctually and in accordance with this Lease and is otherwise not in default of any of its obligations to the Landlord, and

(b)	the original Tenant has not assigned this Lease or sublet or permitted a change in occupancy or other Transfer of the Premises, and

(c)	there has been no change in Control of the Tenant,

then the Tenant will have the option of renewing this Lease by notice in writing given to the Landlord not later than 6 months nor earlier than 8 months prior to the expiry of the Term for an additional two term of five years on the same terms and conditions set out in this Lease, except that:

(i)	any renewal of this Lease will be limited to five years each and will be limited to two in number, and there will be no further renewals,

(ii)
the Basic Rent to be paid during each renewal term will be the fair market rent at the time of the exercise of the option for space of comparable size, quality and location to that of the Premises, as determined by agreement between the Landlord and the Tenant, with or without the assistance of mediation, or if they fail to agree within 3 months prior to the expiration of the existing Term, then the Basic Rent will be determined by a single arbitrator appointed under the Commercial Arbitration Act, as such legislation may be amended or substituted from time to time, whose decision will be final and binding upon the Landlord and the Tenant.  The cost of the arbitration will be borne by the Landlord and the Tenant equally.  In any event the Basic Rent for any renewal term will not be less than the Basic Rent applicable during the most recent year, and

(iii)
concerning any renewal term, the Landlord will have no obligation to pay or provide to the Tenant any allowance, concession or inducement of any nature, or provide any free rent or discounted rent of any nature, or provide any fixturing period, or do or perform any work in the Premises.

21.2       Renewal Documentation.

(a)
The Landlord may, at its option, and at the Tenant's expense, require that the Tenant enter into an agreement prepared by the Landlord to give effect to the renewal term or execute a new lease for the renewal term on the Landlord's then standard form lease currently in use at such time.

(b)
During the period, if any, between the expiration of the Term, or most recent renewal term, and the date upon which the new renewal rent is determined by an arbitrator, or otherwise, the Tenant will pay Rent at the rates and in the manner provided for in this Lease for the period immediately preceding the expiry of the Term or most recent renewal term and, following determination of the renewal rent, the Tenant will pay to the Landlord interest, at the rate prescribed in paragraph 15.9 on the excess amount of the renewal rent.

PART 22.
OBLIGATIONS OF INDEMNIFIER

22.1       Indemnity.  In consideration of the Landlord granting this Lease to the Tenant and for other good and valuable consideration the receipt and sufficiency of which is acknowledged by the Indemnifier, the Indemnifier unconditionally covenants and agrees with the Landlord:

(a)
to, on demand, make the due and punctual payment of all Rent, money and charges expressed to be payable under this Lease during the Term and any renewals or extensions thereof and any overholding thereafter;

(b)	to effect prompt and complete performance of each obligation in this Lease of the Tenant during the Term and any renewals or extensions thereof or any overholding; and

(c)
to indemnify and save harmless the Landlord from any loss, costs or damages, including consequential loss, costs or damages, arising out of any failure by the Tenant or the Indemnifier or any other person liable therefor to pay any Rent, money and charges or the failure to perform any of the terms or conditions of this Lease.

22.2       Absolute and Unconditional.  This indemnity is absolute and unconditional and without limiting the generality of the foregoing, the obligation of the Indemnifier will not be released, discharged, mitigated, impaired or affected by:

(a)
any extension of time, indulgence or modification which the Landlord may extend or make with the Tenant from time to time in respect of the performance of any of the obligations of the Tenant under this Lease;

(b)	any waiver by, or neglect or failure of the Landlord to enforce any of the terms of this Lease;

(c)	any assignment of this Lease or sublet of the Premises or other Transfer by the Tenant or by any trustee, receiver or liquidator of the Tenant or of the Indemnifier;

(d)	any consent which the Landlord may give to any assignment or sublease or other Transfer;

(e)	any changes of any kind to this Lease, and the Indemnifier acknowledges that he will advise himself of all changes and the Landlord has no obligation to advise him of any changes;

(f)	any act or failure to act of or by the Landlord concerning matters contained in this Lease;

(g)	the filing by the Tenant of a proposal or a notice of intention to file a proposal or the repudiation of the Lease under the Bankruptcy and Insolvency Act, as amended or substituted from time to time;

(h)
any winding-up, amalgamation, bankruptcy, or receivership of the Tenant or any execution proceedings taken against the Tenant or the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditor's proceeding; or

(i)
the expiration or sooner termination of this Lease however arising, including without limitation, whether by operation of law or resulting from the exercise of a trustee in bankruptcy's statutory right to disclaim any interest in this Lease and surrender possession of the Premises to the Landlord, with or without the consent of the Landlord.

22.3       Waiver of Notice.  The Indemnifier waives all notice of non-performance, non-payment, and non-observance on the part of the Tenant of any term of this Lease from time to time.

22.4       Waiver on Default.

(a)	If the Tenant defaults under this Lease, the Indemnifier waives any right to require the Landlord to:

(i)	proceed against the Tenant or pursue any rights or remedies concerning this Lease;

(ii)	proceed against or exhaust any security of the Tenant held by the Landlord; or

(iii)	pursue any other remedy whatsoever in the Landlord's power.

(b)
The Landlord has the right to enforce this indemnity regardless of the acceptance of additional security from the Tenant and regardless of the release or discharge of the Tenant or any other guarantor or indemnifier in respect of this Lease, whether granted by the Landlord or by others or by operation of law.

22.5       Survival of Indemnity.

(a)
The liability of the Indemnifier under this indemnity will not be waived, released, discharged, impaired or affected by reason of the death, bankruptcy or dissolution of the Tenant or by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors proceeding or the rejection, or disclaimer of this Lease in any proceeding, and will continue concerning the periods prior to and after, for and concerning the Term and any renewals or extensions of it.

(b)
The liability of the Indemnifier will not be affected by any repossession of the Premises by the Landlord, provided however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing or reletting will be credited from time to time by the Landlord in accordance with Part < to reduce the liability of the Indemnifier, and the Indemnifier will pay any balance owing to the Landlord from time to time immediately upon receipt of notice of the amount of the balance.

22.6       Further Actions or Proceedings.  No action or proceeding brought or instituted under this indemnity and no recovery related to it will be a bar or defence to any further action or proceeding which may be brought under this indemnity by reason of any further default.

22.7       Indemnifier as Tenant.  The Indemnifier will, without limiting the generality of the foregoing, be bound by the terms of this Lease in the same manner as though the Indemnifier were the tenant named in the Lease and as if the Indemnifier had a primary obligation under the Lease. The Indemnifier acknowledges to the Landlord that it is not a surety and will have no rights as a surety, whether at law, in equity or otherwise, which may at any time be inconsistent with the provisions of this Lease.

22.8       Termination or Surrender of Lease.  In the event of termination, disclaimer or surrender of this Lease, other than surrender voluntarily accepted by the Landlord, then at the option of the Landlord, the Indemnifier will lease the Premises from the Landlord on the terms and conditions of this Lease except as to any extension or renewal for a term equal in duration to the residue of the Term remaining unexpired at the date of such termination, disclaimer or surrender.  It will not be necessary for a further lease document to be executed by the Indemnifier (though the Landlord may require such a lease document to be executed), and the execution of this Lease by the Indemnifier will be treated as execution by the Indemnifier as tenant of a Lease of the Premises on the conditions of this Lease.  The Indemnifier will accept that lease and pay Rent and observe and perform the terms and conditions of that lease.  The Indemnifier will do all acts and execute all such documents as the Landlord may reasonably require to give effect to the intent of this paragraph 22.8.

PART 23
MISCELLANEOUS

23.1       Accord and Satisfaction.  No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent stipulated in this Lease will be considered to be other than on account of the earliest stipulated Rent, nor will an endorsement or statement on a cheque or in a letter accompanying a cheque or payment as rent be considered to be an accord or satisfaction, and the Landlord may accept a cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent or pursue any other remedy.

23.2       No Partnership.  The Landlord does not in any way or for any purpose become a partner of, or joint venturer or a member of a joint enterprise with, the Tenant.

23.3       Unavoidable Delay.

(a)	If the performance of any act required under this Lease to be performed by a party is affected by Unavoidable Delay then:

(b)
if the act is to be performed on or at a specified day or time then the day or time for performance will be extended to a day or time after the Unavoidable Delay ceases which is reasonable having regard to the nature of both the act and the Unavoidable Delay; or

(c)
if the act is to be performed within a specified period of time that period will be extended from the time the Unavoidable Delay ceases to affect the performance for a period equal to the amount of that specified period which occurred during the period of Unavoidable Delay.

(d)	The party obligated to do or perform such act or thing will not be considered to have committed a default until the expiration of such time as so extended.

(e)	Each party will when so delayed promptly notify the other of the occurrence of the Unavoidable Delay with an estimate of its expected duration.

23.4       Partial Invalidity.  If a term, covenant or condition of this Lease or the application thereof to any person or circumstances is held to any extent invalid or unenforceable, the remainder of this Lease or the application of the term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected.

23.5       Joint and Several Liability.  If two or more individuals, corporations, partnerships or other business associations compose the Tenant the liability of each individual, corporation, partnership or other business association to pay Rent and perform all other obligations of the Tenant under this Lease is joint and several.  If the Tenant is a partnership or other business association the members of which are by virtue of statute or general law subject to personal liability, the liability of each member is joint and several.

23.6       Registration.  The Tenant will not register this Lease and the Landlord is not obliged to deliver this Lease in registrable form.  If the Landlord requires this Lease to be registered, the Tenant will at its sole cost and expense immediately attend to the registration of this Lease.

23.7       Notice.

(a)
Any notice or other communication required or permitted to be given under this Lease will be in writing unless otherwise specified and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address or facsimile transmission number of the party set out below:

(i)	if to the Landlord:

Ocra Timber Products Ltd

	Attention:	Phil Lemon
	Fax No:	_________________

(ii)	if to the Tenant:

EcoPHASER Energy Corp.,
2348 – 666 Burrard Street,
Vancouver, BC

	Attention:	Anne Sanders
	Fax No:	604-357-1363

or to such other address or facsimile transmission number as a party may specify by notice given as set out above.

(b)	Notice or other communication will be considered to have been received:

(i)
if delivered by hand during business hours, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next business day;

(ii)
if sent by facsimile transmission during business hours, upon the sender receiving confirmation of the transmission, and if not sent during business hours, upon the commencement of business on the next business day; and

(iii)
if mailed by prepaid registered post in Canada, upon the fifth business day following posting, except that, in the case of a disruption or an impending or threatened disruption in the postal service, every notice or communication will be delivered by hand or sent by facsimile transmission.

(c)
In this Lease, whenever a notice provision refers to "days", it will be considered to refer to "business days" and "business day" or "business days" will mean a day or days which are not a Saturday or defined as a "holiday" under the Interpretation Act of British Columbia as amended or substituted from time to time.

23.8       No Modification.  No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set out in this Lease.  This Lease may only be modified in writing signed by the party against whom the modification is enforceable.

23.9       Successors and Assigns.  This Lease binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns.  No rights, however, benefit an assignee of the Tenant unless under Part 11 the assignment was consented to by the Landlord.

23.10     Number and Gender.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one entity and to corporations, associations, partnerships, or individuals, males or females, in all cases will be assumed as though in each case fully expressed.

23.11     Headings and Captions.  The table of contents, part numbers, part headings, paragraph numbers and paragraph headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

23.12     Obligations as Covenants.  Each obligation of the Landlord or the Tenant in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

23.13     Entire Agreement.  This Lease contains all the representations, warranties, covenants, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises or the subject matter of this Lease.

23.14     Time is of the Essence.  Time will be of the essence.

23.15     Governing Law.  This Lease will be interpreted under and is governed by the laws of the Province of British Columbia.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Lease on the date appearing below.

Ocra Timber Products Ltd
By:

Authorized Signatory

Dated:

EcoPHASER Energy Corp.
By:

Authorized Signatory

Dated:

EcoTech Waste Management Systems (1991) Inc.

By:

Authorized Signatory

Dated:

SCHEDULE 1

Legal Description of the Property

PID: 024-691-399

Strata Lot1 Section 6 Township 14 New Westminster District Strata Plan LMSS4093 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on form 1.

SCHEDULE 2

Landlord’s Work

The Landlord shall paint the floor and walls (primed white with one coat on walls) using epoxy floor paint on floors in grey in the warehouse.

The Landlord warrants that all mechanical, electrical (including transformers) and plumbing in the Premises will be in good working order by March 30, 2008.

The Landlord agrees to complete any deficiencies where existing improvements do not comply to the appropriate building code and fire code by March 30, 2008.

Other than as set out in this Schedule and otherwise in this Lease, the Landlord does not give any representation or warranty about the Premises and the Tenant takes the Premises on an “as is” condition.

Tenant’s Work

The Tenant may finish the mezzanine and the area under the mezzanine into office space.

If the cost of painting the walls and floors in the warehouse exceeds the $5000, the Tenant agrees to share the over-cost 50/50.